Exhibit 99.1


 Pharmion to Present Clinical Data on Commercial and Pipeline Products at 2007
              American Society of Clinical Oncology (ASCO) Meeting

          Data on six products from Pharmion's pipeline provide support for epigenetic and combination therapies, including
             promising Phase III data on use of Thalidomide to treat
                                multiple myeloma

     Boulder, Colo., May 31, 2007 -- Pharmion Corporation (NASDAQ: PHRM) reported today that data from 18 abstracts of studies investigating the company's marketed and pipeline products will be presented or published at the American Society of Clinical Oncology's (ASCO) 43rd Annual Meeting in Chicago (June 1-5, 2007). These abstracts include summaries of data from studies of each of the six key products in the company's commercial and development portfolio, for multiple indications, including Myelodysplastic Syndromes (MDS), multiple myeloma, Hodgkin's lymphoma, small cell lung cancer and advanced hormone-refractory prostate cancer.

"ASCO 2007 provides further evidence of Pharmion's progress," said Patrick J. Mahaffy, president and chief executive officer of Pharmion. "Data from six of our products will be presented or published, including Phase III data for Satraplatin and Thalidomide, encouraging Phase II data for Amrubicin, Vidaza and MGCD0103, and human bioavailability data for oral azacitidine. These data demonstrate the strength of the Pharmion business model; we are focused solely on oncology, we have multiple compounds demonstrating clinical benefit, and we have a U.S. and international infrastructure to support those products. Pharmion is well-positioned to take full advantage of the strong portfolio of products in our pipeline."

"The data at ASCO affirm Pharmion's leadership in developing epigenetic therapies as a promising approach to treating cancer," said Andrew R. Allen, Pharmion's chief medical officer. "MGCD0103, our class-selective HDAC inhibitor, is showing meaningful activity as monotherapy in advanced Hodgkin's lymphoma. Furthermore, as we begin to understand the way in which multiple epigenetic mechanisms co-operate to silence key tumor suppressor genes in cancer, we are able to choose epigenetic drugs from within our portfolio to combine and attack these silencing systems simultaneously, with encouraging clinical data emerging in the context of acute myeloid leukemia."

Pharmion has three epigenetic products in its portfolio, including Vidaza(R) (azacitidine for injection), MGCD0103 and oral Azacitidine. Pharmion currently markets Vidaza, its parenteral formulation of Azacitidine, in the U.S. and several additional countries for the treatment of patients with MDS. Abstracts presented at this year's ASCO meeting will address the pharmacokinetics of oral Azacitidine administration, and report data from studies investigating Vidaza's utility in MDS, including alternative dosing schedules and in the treatment of MDS patients with marrow fibrosis.

Additionally, accepted abstracts will investigate the use of Vidaza as part of combination treatment regimens with other epigenetic therapies, including interim results from an

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ongoing study with MGCD0103, for the treatment of high-risk MDS and acute myeloid leukemia (AML), and in combination with valproic acid in advanced solid tumors.

An oral presentation on a study of MGCD0103 in relapsed/refractory Hodgkin's lymphoma will be presented during ASCO, as will a poster on the use of MGCD0103 as a single agent in patients with MDS or leukemias. Pharmion has a licensing and collaboration agreement with MethylGene for MGCD0103, as well as MethylGene's pipeline of second-generation HDAC inhibitor compounds for oncology indications.

Data from a first-line study evaluating the addition of Thalidomide to the standard of care for elderly multiple myeloma patients will be the subject of an oral presentation at the 2007 ASCO meeting, where a total of three oral presentations and six posters on Thalidomide studies will be presented. Data from the oral presentation reinforce the substantial body of evidence that demonstrate that the addition of Thalidomide to front-line melphalan/prednisone therapy represents a safe and effective treatment for even very elderly patients with multiple myeloma in Europe, where melphalan/prednisone (MP) is currently the standard of care.

Satraplatin, will be the subject of an oral presentation at the Conference. The oral presentation will discuss the progression-free survival results of the randomized Phase III SPARC study (Satraplatin and Prednisone Against Refractory Cancer) in hormone-refractory prostate cancer patients. In addition, Pharmion and GPC Biotech will co-sponsor a satellite symposium on the evening of Friday, June 1, titled "Emerging Strategies for the Management of Advanced Prostate Cancer."

Interim data on a Phase II study of Amrubicin appears in the ASCO 2007 conference publication, and will be discussed at Pharmion's Investor and Analyst Event to be held Monday, June 4, from 6:00 to 7:30pm in Chicago. The meeting will be webcast on the company's website.

The following clinical data will be presented in poster sessions (unless otherwise noted) during the ASCO 2007 annual meeting:

Vidaza(R)
---------
Tolerability and hematologic improvement assessed using three alternative dosing schedules of azacitidine (Vidaza) in patients with MDS - R. Lyons, US Oncology; Abstract #7083; June 2, 2007; 8:00am-12:00pm; McCormick Place Convention Center, S Hall A2

An oral dosage formulation of azacitidine: A pilot pharmacokinetic study - R. Ward, Pharmion; Abstract #7084; June 2, 2007; 8:00am-12:00pm; McCormick Place Convention Center, S Hall A2

Response to azacitidine in patients with myelodysplastic syndrome with marrow fibrosis - R. Juvvadi, Western Penn, Pennsylvania; Abstract #7089; June 2, 2007; 8:00am-12:00pm; McCormick Place Convention Center, S Hall A2

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The combination of 5-azacytidine and valproic acid is safe and active in advanced solid tumors - A.O. Soriano, MD Anderson Cancer Center; Abstract #3547; June 2, 2007; 2:00-6:00pm; McCormick Place Convention Center, S102a

MGCD0103
--------
Oral Presentation: A Phase II Study of a Novel Oral Isotype-Selective Histone Deacetylase (HDAC) Inhibitor in Patients With Relapsed or Refractory Hodgkin's lymphoma - A. Younes, MD, MD Anderson Cancer Center; Abstract #8000; June 2, 2007; 3:00-3:15pm; McCormick Convention Center, E450b

Phase I/II study of a novel oral isotype-selective histone deacetylase (HDAC) inhibitor MGCD0103 in combination with azacitidine in patients (pts) with high-risk Myelodysplastic Syndrome (MDS) or Acute Myelogenous Leukemia (AML) -
G. Garcia-Manero, MD, MD Anderson Cancer Center; Abstract #7062; June 2, 2007; 8:00am-12:00pm; McCormick Convention Center, S Hall A2

A Phase I study of MGCD0103 given as a twice weekly oral dose in patients with advanced leukemias or myelodysplastic syndromes (MDS) - J. Lancet, MD, H. Lee Moffitt Cancer Center; Abstract #2516; June 4, 2007; 2:00-6:00pm; McCormick Convention Center, S102a

Thalidomide
-----------
Oral Presentation: Melphalan-Prednisone-Thalidomide (MP-T) is also superior to Melphalan-Prednisone (MP) in patients 75 years of age or older with untreated multiple myeloma (MM). Preliminary results of the randomized, double-blind, placebo-controlled IFM 01-01 trial - C. Hulin, IFM, France; Abstract #8001; June 4, 2007; 7:30-7:45am; McCormick Place Convention Center, E Arie Crown Theater

Oral Presentation: Long-term responses to thalidomide and rituximab in Waldenstrom's macroglobulinemia - J. Soumera; Abstract #8017; June 3, 2007; 1:00-1:15pm; McCormick Place Convention Center, E354b

Oral Presentation: Impact of prior thalidomide (T) therapy on the efficacy of pegylated liposomal doxorubicin (PLD) and bortezomib (B) in relapsed/refractory multiple myeloma (RRMM) - P. Sonneveld; Abstract #8023; June 3, 2007; 3:00-3:15pm; McCormick Place Convention Center, E354b

An analysis of erythropoietin (EPO) and VTE in MM patients treated with anthracycline-based chemotherapy and the immunomodulatory agent thalidomide - R. Baz; Abstract #8107; June 2, 2007; 8:00am-12:00pm; McCormick Place Convention Center, S HallA2

A pharmacogenetic study of docetaxel and thalidomide in patients with androgen-independent prostate cancer (AIPC) using targeted human DMET genotyping platform - J. Deeken, MD; Abstract #3580; June 3, 2007; 8:00am-12:00pm; McCormick Place Convention Center, S Hall A2

A phase II trial of thalidomide, bevacizumab, and docetaxel in patients (pts) with metastatic androgen-independent prostate cancer (AIPC) - Y. Ning, MD; Abstract #5114; June 3, 2007; 2:00-6:00pm; McCormick Place Convention Center, S Hall A2

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Factors predictive of outcome in relapsed, refractory MM patients treated with bortezomib, melphalan, prednisone and thalidomide (VMPT) - A. Palumbo; Abstract #8048; June 4, 2007; 2:00-6:00pm; McCormick Place Convention Center, E451a

A systematic review of the incidence of venous thromboembolism (VTE) and effectiveness of prophylaxis in patients with multiple myeloma (MM) receiving thalidomide - C. Wu, M.D.; Abstract #9056; June 4, 2007; 2:00-6:00pm; McCormick Place Convention Center, S Hall A2

A phase II trial of thalidomide (Thal) and procarbazine (Pro) in adults with recurrent or progressive malignant gliomas (MG) - G. Lesser, MD; Abstract #2067; June 4, 2007; 1:00-5:00pm; McCormick Place Convention Center, S Hall A2

Satraplatin
-----------
Oral Presentation: Satraplatin demonstrates significant clinical benefits for the treatment of patients with HRPC: Results of a randomized phase III trial -
C. Sternberg; Abstract #5019; June 4, 2007; 11:00-11:15am; Arie Crown Theater

Amrubicin
---------
A randomized phase II trial of Amrubicin vs. Topotecan as second-line treatment in extensive disease small-cell lung cancer (SCLC) sensitive to platinum-based first line chemotherapy. - R.M. Jotte; Abstract #18064


Contact details
---------------
Breanna Burkart or Anna Sussman
Directors, Investor Relations and Corporate Communications
Pharmion Corporation
Tel: +1 720 564 9144 or +1 720 564 9143

Tara May
On-site media contact
Tel: +1 303 646 7832



About Pharmion
--------------
Pharmion is a biopharmaceutical company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. Pharmion has a number of products on the market including the world's first approved epigenetic therapy,

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Vidaza(R); a DNA demethylating agent. For additional information about Pharmion, please visit the company's website at www.pharmion.com.

For more information or complete prescribing information about Vidaza, please call 1-866-PHARMION.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The anticipated presentations described in this release will contain forward-looking statements, including summary statements relating to the results of clinical trials involving Pharmion's marketed and pipeline products. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the final results to differ significantly from the results summarized by such statements. The clinical trials that are the subject of the presentations described in this release are being conducted by independent investigators and Pharmion does not control and cannot predict the final results of those trials. Top line results may not be confirmed upon full analysis of the detailed results of a trial and additional information relating to the safety, efficacy or tolerability of Pharmion's products may be discovered upon further analysis of clinical trial data and upon review and analysis of additional clinical trial data. Additional risks and uncertainties relating to Pharmion and its business can be found in the "Risk Factors" section of Pharmion's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, its Annual Report on Form 10-K for the year ended December 31, 2006 and in Pharmion's other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and Pharmion undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Pharmion also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

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